                                                                       EXHIBIT 1

                               CINEMARK USA, INC.


                                  $105,000,000

                   8-1/2% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT

                                January 8, 1998





                       MORGAN STANLEY & CO. INCORPORATED

                         BANCAMERICA ROBERTSON STEPHENS

                               CINEMARK USA, INC.

                                $105,000,000
                  8-1/2% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT



                                                                 January 8, 1998
                                                              New York, New York

MORGAN STANLEY & CO. INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
c/o      Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036

Ladies & Gentlemen:

                 Cinemark USA, Inc., a Texas corporation ("Cinemark"), proposes to issue and sell to Morgan Stanley & Co. Incorporated and BancAmerica Robertson Stephens (the "Initial Purchasers") an aggregate of $105,000,000 principal amount of 8-1/2% Senior Subordinated Notes due 2008 (the "Notes"), subject to the terms and conditions set forth herein. The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), between Cinemark and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee") which shall be in a form substantially similar to those certain existing indentures between Cinemark and the Trustee dated as of August 15, 1996 and June 26, 1997.

                 1.       ISSUANCE OF SECURITIES.

                 Cinemark proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $105,000,000 principal amount of the Notes. The Notes and the Exchange Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Securities." The proceeds to Cinemark from the sale to the Initial Purchasers of the Notes will be used as described under "Use of Proceeds" in the Offering Memorandum (as defined below).

                 Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH CINEMARK OR ANY AFFILIATE OF CINEMARK WAS THE OWNER OF

                 THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO CINEMARK, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
                 (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO CINEMARK IF CINEMARK SO REQUESTS) SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                 2.       OFFERING.

                 The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. Cinemark will prepare an offering memorandum dated the date hereof in form and substance satisfactory to the Initial Purchasers (the "Offering Memorandum"), relating to Cinemark and its subsidiaries and the issuance of the Notes.

                 The Initial Purchasers have advised Cinemark that the Initial Purchasers will make offers of the Notes on the terms to be set forth in the Offering Memorandum, as amended or supplemented, solely (1) within the United States to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs") and (2) outside the United States to persons other than U.S. persons in compliance with Regulation S under the Act. The QIBs and the non-U.S. persons from whom the Initial Purchasers will solicit offers to buy, and to whom the Initial Purchasers will offer to sell, the Notes in compliance with Regulation S also are referred to herein as the "Eligible Purchasers." Sales to Eligible Purchasers under this Agreement are referred to herein as "Exempt Resales". The Initial Purchasers will offer the Notes to such Eligible Purchasers at prices to be determined by the Initial Purchasers from time to time.

                 Holders (including subsequent transferees) of the Notes will have the registration rights set forth in an exchange registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, which will be in substantially the form of those certain registration rights agreements dated as of August 15, 1996 and June 26, 1997 by and among Cinemark and the Purchasers named therein, for so long as such Notes constitute "Transfer Restricted Securities" (as defined in such Registration Rights Agreements). Pursuant to terms and conditions contained in the Registration Rights Agreement, Cinemark will agree to use its best efforts to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to a second series of 8-1/2% Senior Subordinated Notes due 2008 (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes, and to use its best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Purchase Agreement (this "Agreement"), the Securities, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

                 3.       PURCHASE, SALE AND DELIVERY.

                 (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, Cinemark agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from Cinemark, that aggregate principal amount of the Notes set forth opposite its name on Schedule I hereto. The Initial Purchasers shall pay a purchase price equal to 99.00% of the principal amount of the Notes.

                 (b) Delivery of, and payment of the purchase price for, the Notes shall be made at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:30 a.m. New York City time on January 14, 1998 or at such other date and time as shall be agreed upon by the Initial Purchasers and Cinemark. The time and date of such delivery and payment are herein called the "Closing Date."

                 (c) On the Closing Date, one or more of the Notes in definitive form, registered in such names and in such denominations as specified by the Initial Purchasers at least two business days prior to such date, having an aggregate principal amount of $105,000,000 shall be delivered by Cinemark to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by wire transfer of same day funds to an account or accounts designated by Cinemark, provided that Cinemark shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. New York City time on the business day immediately preceding the Closing Date.

                 4.       AGREEMENTS OF CINEMARK.

                 Cinemark covenants and agrees with the Initial Purchasers as follows:

                 (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Cinemark shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, Cinemark shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

                 (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to Cinemark, without charge, as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Cinemark consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                 (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall have consented to, or not have reasonably objected thereto, in writing within a reasonable time after being furnished a copy thereof. Cinemark shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Offering Memorandum that the Initial Purchasers or Cinemark believe may be necessary or advisable in connection with Exempt Resales.

                 (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of Cinemark or in the opinion of counsel for Cinemark or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

                 (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however that Cinemark shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, except as to matters and transactions relating to Exempt Resales, in any jurisdiction where it is not now so subject.

                 (f) To use the proceeds from the sale of the Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                 (g) Not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

                 (h) To do and perform all things required to be done and performed under this Agreement by it prior to the Closing Date and use its best efforts to satisfy all conditions precedent on its part to the delivery of the Notes.

                 (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the QIBs of the Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

                 (j) For so long as any of the Securities remain outstanding and during any period in which Cinemark is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of the Notes in connection with any sale thereof and any prospective purchaser of such Notes designated by such holder, the information required by Rule 144A(d)(4) under the Act.

                 (k) To use its best efforts to cause the Exchange Offer to be made in accordance with and subject to the terms set forth in the Registration Rights Agreement in the appropriate form to permit registered Exchange Notes to be offered in exchange for the Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                 (l) To comply in all material respects with all of the agreements set forth in the Operative Documents and in the representation letter of Cinemark to The Depository Trust Company ("DTC") relating to the approval of the Securities by DTC for "book-entry" transfer.

                 (m) To cooperate with the Initial Purchasers to effect the inclusion of the Securities in the National Association of Securities Dealers, Inc. ("NASD") Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market and to obtain approval of the Securities by DTC for "book-entry" transfer.

                 (n) During a period of two years following the Closing Date, to deliver without charge to the Initial Purchasers promptly upon their becoming available, copies of (i) all reports or other publicly available information that Cinemark shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by Cinemark with the Commission or any national securities exchange and such other publicly available information concerning Cinemark and its subsidiaries including without limitation, press releases, as the Initial Purchasers may reasonably request.

                 (o) Not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Securities or any other debt security issued by Cinemark (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security, for a period of 90 days after the Closing Date, without the Initial Purchasers' prior written consent, except for (i) sales or transfers between affiliates of Cinemark and (ii) the issue and exchange of the Exchange Notes for the Notes in the Exchange Offer.

                 (p) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared by Cinemark, a copy of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                 (q) Not to, and not to permit any of its subsidiaries to, take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of Cinemark to facilitate the sale or resale of either the Notes or the Exchange Notes. Except as permitted by the Act, Cinemark will not distribute any (i) offering memorandum, including, without limitation, the Offering Memorandum or
         (ii) other offering material, in connection with the offering and sale of the Securities.

                 5.       REPRESENTATIONS AND WARRANTIES.

                 (a) Cinemark represents and warrants to the Initial Purchasers that as of the date hereof (except as otherwise expressly provided):

                    (i) The Offering Memorandum is being prepared in connection with the Exempt Resales. The Offering Memorandum and any supplement or amendment to it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to Cinemark in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                    (ii) Cinemark (x) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (y) has all requisite corporate power and authority to carry on its business as it is being conducted currently and as will be described in the Offering Memorandum and to own, lease and operate its properties, and (z) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified (a) could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the properties, business, results of operations or financial condition of Cinemark and its subsidiaries taken as a whole or (b) could not, individually or in the aggregate, reasonably be expected to materially interfere with or materially adversely affect the issuance of the Securities pursuant hereto, or (c) could not in any manner interfere with Cinemark's ability to perform its obligations under this Agreement or any other Operative Document or any of the transactions to be described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (a), (b) or (c), a "Material Adverse Effect").

                   (iii) Each of Cinemark International, Inc. and Cinemark Properties, Inc. (collectively, the "Material Subsidiaries") (A) has been duly organized or incorporated, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, (B) has all requisite power (corporate or other) and authority to carry on its business as it is currently being conducted and as will be described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign organization or corporation, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                    (iv) All of the issued and outstanding shares of capital stock of Cinemark's subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Cinemark owns, directly or indirectly, shares of capital stock of each of its subsidiaries, as listed on Schedule 5(a)(iv). Except as will be set forth in the Offering Memorandum, all such shares of capital stock of its subsidiaries are owned, directly or indirectly, by Cinemark free and clear of any material lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other restrictions. Cinemark does not directly or indirectly own any shares of capital stock or any other securities or any corporation or have any equity interest in any firm, partnership, association or other entity except as described on Schedule 5(a)(iv).

                    (v) All of the outstanding shares of capital stock of Cinemark have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. On September 30, 1997, after giving pro forma effect to the issuance and sale of the Notes pursuant hereto and the other transactions described therein, Cinemark would have had an authorized and outstanding capitalization as will be set forth in the Offering Memorandum under the caption "Capitalization," subject to the notes and assumptions included therein.

                    (vi) Except as will be set forth in the Offering Memorandum, there are not currently any outstanding material subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, capital stock or other equity interests of Cinemark or any of its subsidiaries.

                   (vii) Cinemark has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

                 (viii) When the Notes are issued and delivered pursuant to this Agreement, no Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of Cinemark that are listed on a national securities exchange under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                    (ix) This Agreement has been duly and validly authorized, executed and delivered by Cinemark and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) is the legal, valid and binding agreement of Cinemark, enforceable against Cinemark in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) (the "Enforceability Exceptions").

                    (x) The Indenture has been duly and validly authorized by Cinemark and, when duly executed and delivered by Cinemark, the Indenture will be the legal, valid and binding obligation of Cinemark, enforceable against Cinemark in accordance with its terms, subject to the Enforceability Exceptions. The Offering Memorandum will contain an accurate summary of the material terms of the Indenture.

                    (xi) The Registration Rights Agreement has been duly and validly authorized by Cinemark and, when duly executed and delivered by Cinemark, the Registration Rights Agreement will be the legal, valid and binding obligation of Cinemark, enforceable against Cinemark in accordance with its terms, subject to the Enforceability Exceptions. The Offering Memorandum will contain an accurate summary of the material terms of the Registration Rights Agreement.

                   (xii) The Notes have been duly and validly authorized by Cinemark for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, the Notes will be the legal, valid and binding obligations of Cinemark, enforceable against Cinemark in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions. The Offering Memorandum will contain an accurate summary of the material terms of the Notes.

                 (xiii) When the Exchange Notes have been duly and validly authorized for issuance by Cinemark and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be the legal, valid and binding obligations of Cinemark, enforceable against Cinemark in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions.

                   (xiv) Neither Cinemark nor any of its subsidiaries is (A) in violation of its charter or bylaws or equivalent documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, judgment or court decree applicable to it or any of its assets or properties (whether owned or leased), except, in the case of clauses (A) (with respect to subsidiaries other than the Material Subsidiaries), (B) and (C), for any such violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of Cinemark, there exists no condition that, with notice or the passage of time or both, would constitute such a default under any such document or instrument except for any such default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (xv) None of (A) the execution, delivery or performance by Cinemark of this Agreement and the other Operative Documents, (B) the issuance and sale of the Securities, nor (C) the consummation by Cinemark of the transactions to be described in the Offering Memorandum under the caption "Use of Proceeds", violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent (other than those consents that have been obtained or will be obtained prior to the Closing Date) under, or results in the imposition of a lien or encumbrance on any properties of Cinemark or its subsidiaries, or an acceleration of any indebtedness of Cinemark or its subsidiaries pursuant to, (i) the charter or bylaws (or equivalent documents) of Cinemark or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which Cinemark or any of its subsidiaries is a party or by which Cinemark or any of its subsidiaries is bound or to which any of their respective properties is subject, (iii) any statute, rule or regulation applicable to Cinemark or any of its subsidiaries or their respective assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over Cinemark or any of its subsidiaries or their respective assets or properties, except in the case of clauses (ii), (iii) and (iv), for any such violation, default, consent, imposition of a lien or acceleration that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as may be required under applicable state securities or Blue Sky laws, and except for any NASD filings and the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or any other person is required for (1) the execution, delivery and performance by Cinemark of this Agreement and the other Operative Documents or (2) the issuance and sale of the Securities and the transactions contemplated thereby, except such as have been obtained and made and except where the failure to obtain such consents or waivers would not, individually or in the aggregate, have a Material Adverse Effect.

                   (xvi) There is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of Cinemark, threatened or contemplated to which Cinemark or any of its subsidiaries is or may be a party or to which the business or property of Cinemark or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of Cinemark, that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Cinemark or any of its subsidiaries is or may be subject or to which the business, assets, or property of Cinemark or any of its subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Offering Memorandum and that will not be so disclosed or (B) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (xvii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                 (xviii) There is (i) no significant unfair labor practice complaint pending against Cinemark or any of its subsidiaries, nor, to the knowledge of Cinemark, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Cinemark or any of its subsidiaries or, to the knowledge of Cinemark, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against Cinemark or any of its subsidiaries nor, to the knowledge of Cinemark, threatened against any of them and (iii) no union organizing or union representation question existing with respect to the employees of Cinemark or any of its subsidiaries. No claim has been filed against Cinemark or any of its subsidiaries alleging violation of (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except as could not reasonably be expected to have a Material Adverse Effect.

                   (xix) Neither Cinemark nor any of its subsidiaries, nor any of their respective officers, directors, employees, agents or affiliates or any other person acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency, instrumentality of any government or any political party or candidate for office (domestic or foreign) or other person who was, at the time, in a position to help or hinder the business of Cinemark or its subsidiaries (or assist Cinemark or its subsidiaries in connection with any actual or proposed transaction) which would at the time have been reasonably likely to subject Cinemark or its subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign) except for such damages or penalties, either individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect.

                    (xx) Each of Cinemark and its subsidiaries has (A) good and indefeasible title to all of the properties and assets material to the business of Cinemark and its subsidiaries taken as a whole as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except (i) liens constituting Permitted Liens under the Indenture and (ii) liens, charges, encumbrances and restrictions that do not in the aggregate materially detract from the value of such properties and assets or materially impair the use thereof in the operation of the business of Cinemark and its subsidiaries, taken as a whole), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default which would have a Material Adverse Effect exists thereunder, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner to be described in the Offering Memorandum, except as could not reasonably be expected to have a Material Adverse Effect and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and each of Cinemark and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which Cinemark or any of its subsidiaries is a party are valid and binding and no default by Cinemark or any such subsidiary, as the case may be, has occurred and is continuing thereunder and no material defaults by the landlord are existing under any such lease, except in each case as could not reasonably be expected to have a Material Adverse Effect.

                   (xxi) All Federal and other material tax returns required to be filed by Cinemark or any of its subsidiaries in all jurisdictions have been so filed. All Federal and other material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided. There are no material proposed additional tax assessments against Cinemark or any of its subsidiaries, or the assets or property of Cinemark or any of its subsidiaries which could reasonably be expected to, if the assessments were made, have a Material Adverse Effect.

                 (xxii) To the knowledge of Cinemark and without independent verification, the properties of Cinemark and its subsidiaries, taken as a whole, are structurally sound with no known defects which would have a Material Adverse Effect, are in operating condition and good repair (reasonable wear and tear excepted) and are adequate for their uses.

                 (xxiii) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                 (xxiv) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                   (xxv) Neither Cinemark nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations.

                 (xxvi) There are no holders of securities of Cinemark or any of its subsidiaries who, by reason of the execution by Cinemark of this Agreement or any other Operative Document or the consummation by Cinemark of the transactions contemplated hereby and thereby, have the right to request or demand that Cinemark or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

                 (xxvii) Cinemark believes that it and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

               (xxviii)   Cinemark and each of its subsidiaries maintains, or
         Cinemark maintains on behalf of its subsidiaries, insurance covering its or their material properties, operations, personnel and businesses. Cinemark believes that such insurance insures against such losses and risks as are adequate to protect Cinemark and its subsidiaries and their respective businesses. Neither Cinemark nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the terms in effect on the date hereof on commercially reasonable terms.

                 (xxix) Neither Cinemark nor any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of Cinemark or any of its subsidiaries to facilitate the sale or resale of the Notes or (ii) since January 6, 1998 sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Cinemark or any of its subsidiaries.

                   (xxx) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Notes in the Exempt Resales are Eligible Purchasers and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of the Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by Cinemark or any of its subsidiaries or any of their representatives (although no representation or warranty is made as to actions taken by the Initial Purchasers and its representatives) in connection with the offer and sale of any of the Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by Cinemark or any of its subsidiaries within the six-month period immediately prior to the date hereof.

                 (xxxi) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representations made in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the QIBs as will be set forth in the Offering Memorandum under the caption "Notice to Investors."

                 (xxxii) The Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, will contain the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

               (xxxiii)   Subsequent to the respective dates as of which
         information will be given in the Offering Memorandum and up to the Closing Date, except as will be set forth in the Offering Memorandum,
         (A) neither Cinemark nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to Cinemark and its subsidiaries, taken as a whole, nor entered into any material transaction not in the ordinary course of business, (B) there has not been, individually or in the aggregate, any change or development of which Cinemark is aware which could reasonably be expected to result in a

         Material Adverse Effect of the type described in clause (a) of such definition and (C) there has been no dividend or distribution of any kind declared, paid or made by Cinemark or any of its subsidiaries on any class of their capital stock.

                 (xxxiv) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                 (xxxv) The accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The annual historical financial statements of Cinemark to be included in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and will present fairly in all material respects the financial position and results of operations of Cinemark at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma adjustments and as adjusted information to be included in the Offering Memorandum will give effect to assumptions made on a reasonable basis and will present fairly in all material respects the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial and statistical information and data to be included in the Offering Memorandum, historical, as adjusted and pro forma, will be accurately presented on a basis consistent with the financial statements to be included in the Offering Memorandum and the books and records of Cinemark.

                 (xxxvi) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among Cinemark or any of its subsidiaries and any other person that would reasonably be expected to give rise to a valid claim against Cinemark or any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

               (xxxvii)   After giving effect to the transactions contemplated
         by the Offering Memorandum, the Company shall be solvent as determined in accordance with the applicable provisions of the Texas Business Corporation Act.

               (xxxviii) There exist no conditions that would constitute a default by Cinemark (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

                 (xxxix) Each certificate signed by any officer of Cinemark and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by Cinemark to the Initial Purchasers as to the matters covered thereby.

                 Cinemark acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel to Cinemark and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                 (b) Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to Cinemark and agrees that:

                    (i) Such Initial Purchaser is a QIB as defined in Rule 144A under the Act.

                    (ii) Such Initial Purchaser (A) is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Notes only to Eligible Purchasers in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and Regulation S.

                   (iii) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                    (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Such Initial Purchaser further agrees (A) that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from
         (1) QIBs who in purchasing such Notes will be deemed to have represented and agreed that they are purchasing the Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) non-U.S. persons outside the United States in reliance on Regulation S and (B) that such Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel reasonably acceptable to Cinemark if Cinemark so requests),
         (y) to Cinemark, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

                 (v) Such Initial Purchaser represents and agrees that (A) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Notes in, form or otherwise involving the United Kingdom, and (C) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)

         (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

                 Each Initial Purchaser understands that Cinemark and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to Cinemark and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                 6.       INDEMNIFICATION.

                 (a) Cinemark agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser or any controlling persons, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Losses")), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Cinemark will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum in reliance upon and in conformity with written information furnished to Cinemark by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability which Cinemark may otherwise have, including under this Agreement.

                 (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless Cinemark, each person, if any, who controls Cinemark within the meaning of Section 15 of the Act or
         Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of Cinemark or any controlling persons, against any and all Losses to which they may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Cinemark by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that in no case shall any Initial Purchaser be liable or responsible under this subsection (b) for any amount in excess of the discounts and commissions received by the Initial Purchaser unless such Losses are a result of the gross negligence or willful misconduct of the Initial Purchaser. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have, including under this Agreement.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
         (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action and the indemnifying party has agreed in writing to pay the fees and expenses of such counsel, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

                 7.       CONTRIBUTION.

                 In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, Cinemark, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by Cinemark, any contribution received by Cinemark from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control Cinemark within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which Cinemark and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by Cinemark, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of Cinemark, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Cinemark, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Notes (net of discounts and commissions but before deducting expenses) received by Cinemark, and (y) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of Cinemark, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Cinemark, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Cinemark and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this
Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling persons shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls Cinemark, within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of Cinemark or any controlling persons shall have the same rights to contribution as Cinemark, subject in each case to clauses
(i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7 or otherwise.

                 8.       CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.

                 The obligations of the Initial Purchasers to purchase and pay for the Notes, as provided herein, shall be subject to the following conditions:

                 (a) All of the representations and warranties of Cinemark contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Cinemark shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                 (b) The Offering Memorandum shall have been prepared in form and substance satisfactory to the Initial Purchasers and shall have been printed and copies distributed to the

         Initial Purchasers in New York as soon as practicable after the date of this Agreement but not later than 12:00 p.m., New York City time, on January 13, 1998 or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                 (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which could, as of the Closing Date, reasonably be expected to have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or threatened against, Cinemark or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

                 (d) Since the dates as of which information is given in the Offering Memorandum and other than as set forth in the Offering Memorandum, (i) there shall not have been any material and adverse change or any development that is reasonably likely to result in a material and adverse change in the long-term debt, or material increase in the short-term debt, of Cinemark or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by Cinemark or any of its subsidiaries on any class of its capital stock, and (iii) neither Cinemark nor any of its subsidiaries shall have incurred any liabilities or obligations other than contracts entered into in the ordinary course of business, direct or contingent, that individually or in the aggregate could have a Material Adverse Effect and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of Cinemark and its subsidiaries taken as a whole.

                 (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of Cinemark by its president and chief operating officer and its chief financial officer (i) confirming as of the Closing Date, the matters set forth in paragraphs
         (a), (b), (c) and (d) of this Section 8, (ii) stating that on the Closing Date, Cinemark will use the proceeds of the offering and sale of the Notes as set forth in the Offering Memorandum, and (iii) stating that as of the Closing Date, no facts have come to such officers' attention that would cause such officers to believe that the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (f) The Initial Purchasers shall have received on the Closing Date (i) the opinion, dated the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas, counsel to Cinemark, substantially to the effect set forth in Exhibit B hereto and (ii) a statement of Michael D. Cavalier, General Counsel of Cinemark, to the effect set forth in Exhibit C hereto. In providing such opinion, Akin, Gump, Strauss, Hauer & Feld, L.L.P., shall opine as to the federal laws of the United States, the laws of the State of Texas and, to the extent set forth therein, the laws of the State of New York.

                 (g) The Initial Purchasers shall have received on the Closing Date the opinion, dated the Closing Date, of Haynes & Boone, counsel to the Trustee, to the effect that (i) the Trustee is a national banking association or state chartered bank or trust company and is duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, (ii) the Trustee has the corporate power and authority necessary to enter into the Indenture and authenticate the Securities as Trustee thereunder, (iii) the Indenture has been duly and validly authorized, executed and delivered by the Trustee and is the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms and (iv) the Notes have been duly authenticated and delivered by the Trustee pursuant to the terms of this Agreement and the Indenture.

                 (h) The Initial Purchasers shall have received on the Closing Date the opinion, dated the Closing Date, of Simpson Thacher & Bartlett (a partnership which includes professional corporations), counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                 (i) Prior to the printing of the Offering Memorandum and at the Closing Date the Initial Purchasers shall have received from Deloitte & Touche, L.L.P., independent public accountants for Cinemark, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance previously agreed upon by the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of Cinemark and its subsidiaries contained in the Offering Memorandum.

                 (j) Cinemark and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 (k) Cinemark shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 (l) Simpson Thacher & Bartlett shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                 (m) Prior to the Closing Date, Cinemark shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                 All opinions, certificates, letters and other documents required by this Section 8 to be delivered by Cinemark will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and their counsel. Cinemark will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

                 9.       SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

                 All representations and warranties, covenants and agreements of the Initial Purchasers and Cinemark contained in this Agreement, including without limitation, the agreements contained in Sections 10(d) and 13, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof or by or on behalf of Cinemark or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in
Section 5 and the agreements contained in Sections 6, 7 and 10(d) and 12 shall survive the termination of this Agreement, including any termination pursuant to Section 10.

                 10.      EFFECTIVE DATE OF AGREEMENT; TERMINATION.

                 (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                 (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to Cinemark from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to Cinemark if, on or prior to such date, (i) Cinemark shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of Cinemark and its subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for Cinemark's securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) trading of any securities of Cinemark shall have been suspended on any exchange or in any over-the-counter market; or (D) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or
(E) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum; or (F) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the offering or delivery of the Notes as contemplated thereby; or (G) (1) there shall have occurred a downgrading in the rating accorded the Notes by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Act or (2) any such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes.

                 (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter within three days thereof.

                 (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a termination pursuant to Section 11(b)(iv)) or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of Cinemark to perform any agreement herein or comply with any provision hereof, Cinemark will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

                 11.      DEFAULTING INITIAL PURCHASERS.

                 (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchaser may make arrangements for the purchase of the Notes by other persons satisfactory to Cinemark and the non-defaulting Initial Purchaser, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or Cinemark, except that Cinemark will continue to be liable for the payment of expenses only to the extent set forth in Sections 11(d) and 13(a) and except that the provisions of Sections 6 and 7 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I hereto who, pursuant to this Section 12, purchases the Notes which a defaulting Initial Purchaser agreed but failed to purchase.

                 (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to Cinemark or the non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchaser or Cinemark may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for Cinemark or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement and Cinemark agrees to promptly make any amendment or supplement to the Offering Memorandum that effects any such changes.

                 12.      FEES AND EXPENSES.

                 (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, Cinemark agrees to pay all costs, expenses, fees and taxes in connection with this Agreement and the transactions contemplated hereby and by the other Operative Documents, including without limitation all costs, expenses, fees and taxes relating to: (i) the preparation, printing, filing and distribution of the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of this Agreement, the other Operative Documents, all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery by Cinemark of the Securities to the Initial Purchasers, (iv) the qualification or registration of the Securities for offer and sale under the securities or

Blue Sky laws of the jurisdictions referred to in paragraph (e) above (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) furnishing such copies of the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of counsel to Cinemark and its independent public accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Notes in the PORTAL market, (ix) all fees and expenses (including fees and expenses of counsel to Cinemark) of Cinemark in connection with the approval of the Securities by DTC for "book-entry" transfer, (x) rating the Securities by rating agencies, (xi) the fees and expenses of the Trustee and its counsel in connection with the Indenture and the Securities, (xii) the performance by Cinemark of its other obligations under this Agreement and the other Operative Documents and (xiii) other expenses incurred by Cinemark in connection with the marketing and sale of the Securities.

                 (b) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, and except as otherwise provided in Section 11(d), the Initial Purchasers agree to pay all of their out-of-pocket expenses not specifically provided for in
Section 13(a) hereof, including the fees and expenses of Initial Purchasers' counsel.

                 13.      NOTICE.

                 All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Gary L. Sellers, Esq., telecopy number:
(212) 455-2502; and if sent to Cinemark, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Cinemark USA, Inc., 7502 Greenville Avenue, Suite 800, Dallas, Texas 75231, Attention: Jeffrey J. Stedman and Michael D. Cavalier, telecopy number: (214) 369-9972, with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, Attention: Terry M. Schpok, P.C., telecopy number:
(214) 969-4343; provided, however, that any notice pursuant to Sections 6 or 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing within three days thereof.

                 14.      PARTIES.

                 This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, Cinemark and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of the Notes from the Initial Purchasers.

                 15.      CONSTRUCTION.

                 This Agreement shall be construed in accordance with the internal laws of the State of New York. Time is of the essence in this Agreement.

                 16.      CAPTIONS.

                 The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

                 17.      COUNTERPARTS.

                 This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.


                                           Very truly yours,

                                           CINEMARK USA, INC.


                                           By: /s/ JEFFREY J. STEDMAN
                                              --------------------------------
                                                Name:  Jeffrey J. Stedman
                                                Title: Senior Vice President





Accepted and agreed to as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED


By: /s/ JOEL P. FELDMANN
   ---------------------------
    Name:  Joel P. Feldman
    Title: Managing Director


BANCAMERICA ROBERTSON STEPHENS


By: /s/ BRUCE R. THOMPSON
   ---------------------------
    Name:  Bruce R. Thompson
    Title: Managing Director

                                   SCHEDULE I

                                                                         Aggregate Principal
Initial Purchasers                                                         Amount of Notes
------------------                                                         ---------------
Morgan Stanley & Co. Incorporated                                            $ 94,500,000
BancAmerica Robertson Stephens                                                 10,500,000
                                                                               ----------

         Total                                                               $105,000,000





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